Exhibit 99.1

Investor Relations Contact:

Elias Nader, Chief Financial Officer & Secretary

Sigma Designs, Inc.

Tel: (408) 957-9847

IR@sigmadesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS FIRST QUARTER

2015 FINANCIAL RESULTS

MILPITAS, CA, June 11, 2014 — Sigma Designs®, Inc. (NASDAQ: SIGM), a leader in intelligent media platforms, today reported financial results and business highlights for its first fiscal quarter of fiscal year 2015 ended May 3, 2014.

Financial Results

Net revenues for the first fiscal quarter of fiscal 2015 was $36.9 million, down $1.6 million, or 4.2%, from $38.5 million reported in the previous quarter and down $15.7 million, or 29.8%, from $52.5 million reported for the same period last year.

GAAP net loss for the first quarter of fiscal 2015 was $9.9 million, or $0.29 per share. This compares to GAAP net income of $1.3 million, or $0.04 per share, for the previous quarter and GAAP net loss of $4.5 million, or $0.13 per share, for the same period last year.

Non-GAAP net loss for the first quarter of fiscal 2015 was $5.0 million, or $0.14 per diluted share. This compares to non-GAAP net loss of $4.5 million, or $0.13 per diluted share, for the previous quarter and non-GAAP net income of $0.3 million, or $0.01 per diluted share, during the same period last year.

The reconciliation between GAAP and non-GAAP net income (loss) for all referenced periods is provided in a table immediately following the GAAP financial tables below.

Management Comment

“We achieved first quarter guidance on revenues, gross margins and operating expenses, though our results indicate that we are in a transitional period. This transition includes the deployment of our new products to both new and existing customers while our legacy products continue to decline over time. We entered this quarter with the goal of positioning ourselves for future growth and furthering the design wins in our pipeline. We feel strongly that the new products we have launched over the past six months put us in a position to secure increasing customer deployments, grow our top-line in the quarters ahead, and that our first quarter revenue represents the lowest revenue level for the foreseeable future,” said Thinh Tran, President and CEO of Sigma Designs.

Recent Highlights

●

We entered production with our SX6, our latest generation digital TV SoC. This product includes the new HEVC decoding standard and enables a wide range of feature-rich SmartTV products to be introduced at a competitive price-performance level.

●

We entered production with our latest generation FRCX processor, which allows our customers to launch new 4K TVs with improved video quality along with BOM cost reduction. This chip positions Sigma to be a complete SoC platform supplier for 4K TVs with the combination of a TV SoC and a frame-rate-conversion processor.

●

We entered production with our Z-Wave 500 series transceiver, the latest addition to the Z-Wave product family which now offers the smallest footprint in the industry to meet the physical challenges of many devices within the Internet of Things.

●

This quarter, we announced that our G.hn chipset was selected by networking supplier Tecom and set-top box maker Prime Electronics, both of whom expect to take advantage of the all-wire transmission and ease-of-installation offered by our G.hn solution.

Investor Conference Call

The conference call relating to Sigma’s first quarter fiscal year 2015 financial results will take place following this announcement at 5:00 PM ET today, June 11, 2014. Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR or www.earnings.com. Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.  To listen to the live call, please go to the website at least 10 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the internet through www.sigmadesigns.com/IR or www.earnings.com. The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income (loss), which excludes amortization of acquired intangibles, stock-based compensation, the mark-up on purchased inventory sold during the period, facility exit legal expenses, settlement expenses, net impairment of privately-held investments, restructuring charges, impairment of purchased IP, mask sets, design tools used in production and other assets and the gain on the sale of an R&D development project to a third party that Sigma recognized in accordance with GAAP. The tax amounts included in Sigma’s non-GAAP results approximate its operating cash tax expense, similar to the liability reported on Sigma’s tax returns. In the GAAP to non-GAAP reconciliation at the end of this press release, we have disclosed the impact of these income tax adjustments in our calculation of our non-GAAP financial results. Sigma believes that its non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates. Sigma believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Sigma’s activities. Sigma’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements that the new products we have launched over the past six months put us in a position to secure increasing customer deployments, grow our top-line in the quarters ahead, and that our first quarter revenue represents the lowest revenue level of the foreseeable future. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures and audit, the financial results for the first fiscal quarter of fiscal 2015 are different than the results set forth in this press release, our ability to recognize revenue from design wins, general economic conditions, the ability to recognize the anticipated savings from our restructuring efforts, the rate of growth of the Set-Top Box, home networking, digital TV, and home control and energy management markets in general, the ramp in demand from Sigma’s set-top box, television and telecommunication customers, Sigma’s ability to deploy and achieve market acceptance for Sigma products,  and the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, and other risks detailed from time to time in Sigma’s SEC reports, including Sigma’s report on Form 10-K as filed with the SEC on April 17, 2014.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.

Sigma Designs, Inc. (NASDAQ: SIGM) is a leader in intelligent media platforms.  The company designs and builds the essential semiconductor technologies that serve as the foundation for the world’s leading IPTV set-top boxes, connected televisions, connected media players, residential gateways, home control systems and more.  For more information about Sigma Designs, please visit www.sigmadesigns.com.

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SIGMA DESIGNS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(GAAP)
(In thousands)

	May 3,	February 1,
	2014	2014
Assets

Current Assets:
Cash and cash equivalents	$63,431	$64,326
Short-term marketable securities	6,920	7,791
Restricted cash	1,540	1,775
Accounts receivable, net	23,776	27,647
Inventory	19,473	20,403
Deferred tax assets	4,270	4,144
Prepaid expenses and other current assets	7,180	8,069
Total current assets	126,590	134,155

Long-term marketable securities	9,864	15,505
Software, equipment and leasehold improvements, net	23,991	27,089
Intangible assets, net	28,617	29,780
Deferred tax assets, net of current portion	253	439
Long-term investments and notes receivable, net of current portion	3,872	3,873
Other non-current assets	4,945	4,934

Total assets	$198,132	$215,775

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$11,596	$16,184
Accrued compensation and related benefits	6,315	6,288
Accrued liabilities	15,064	19,813
Total current liabilities	32,975	42,285

Other long-term liabilities	14,317	15,099
Total liabilities	47,292	57,384

Shareholders’ equity	150,840	158,391

Total liabilities and shareholders' equity	$198,132	$215,775

SIGMA DESIGNS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(GAAP)
(In thousands, except per share data)

	Three months ended
	May 3, 2014	February 1, 2014	May 4, 2013

Net revenue	$36,873	$38,497	$52,540
Cost of revenue	16,648	16,451	25,594
Gross profit	20,225	22,046	26,946
Gross margin percent	54.9%	57.3%	51.3%

Operating expenses:
Research and development	17,103	16,634	20,204
Sales and marketing	5,450	4,820	5,682
General and administrative	5,031	4,729	4,762
Restructuring and impairment charges	1,084	942	398
Total operating expenses	28,668	27,125	31,046

Loss from operations	(8,443)	(5,079)	(4,100)
Gain on sale of development project	-	-	1,079
Interest and other income (expense), net	(52)	(164)	691

Loss before income taxes	(8,495)	(5,243)	(2,330)
Provision (benefit) for income taxes	1,419	(6,496)	2,203

Net income (loss)	$(9,914)	$1,253	$(4,533)

Net income (loss) per share:
Basic	$(0.29)	$0.04	$(0.13)
Diluted	$(0.29)	$0.04	$(0.13)

Shares used in computing net income (loss) per share:
Basic	34,367	34,421	33,912
Diluted	34,367	34,502	33,912

SIGMA DESIGNS, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(Unaudited)
(In thousands, except per share data)

	Three months ended
	May 3,	February 1,	May 4,
	2014	2014	2013
GAAP net income (loss)	$(9,914)	$1,253	$(4,533)

Items reconciling GAAP net income (loss) to non-GAAP net income (loss):

Stock-based compensation expenses	1,488	1,427	2,033

Amortization of acquired intangibles	1,441	1,772	1,815

Restructuring and impairment charges	1,135	954	438

Mark-up on inventory acquired in business combinations sold during the period	-	-	260

Realized gain on sale of development project	-	-	(1,079)

Facility exit legal expenses	190	91	-

Settlement expenses	107	-	-

Impairment of investments, net	-	270	-

Income tax adjustments	582	(10,292)	1,343

Total GAAP to Non-GAAP adjustments	4,943	(5,778)	4,810

Non-GAAP net income (loss)	$(4,971)	$(4,525)	$277

Diluted net income (loss) per share	$(0.14)	$(0.13)	$0.01

Shares used in calculating diluted net income (loss) per share:	34,367	34,421	33,937

Diluted net income (loss) per share:

Diluted GAAP net income (loss) per share	$(0.29)	$0.04	$(0.13)

Diluted GAAP to non-GAAP adjustments	$0.15	$(0.17)	$0.14

Diluted Non-GAAP net income (loss) per share	$(0.14)	$(0.13)	$0.01

Reconciliation of shares used in calculating non-GAAP net income (loss) per share:

Shares used in calculating basic net income (loss) per share	34,367	34,421	33,912

Adjustment for dilutive securities	-	-	25

Non-GAAP shares used in calculating diluted net income (loss) per share	34,367	34,421	33,937

SIGMA DESIGNS, INC.
SECHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS
(Unaudited)
(In thousands, except per share data)

The following schedule reconciles selected line items from the GAAP basic statements of operations to non-GAAP statements of operations:

	Three months ended
	May 3,	February 1,	May 4,
	2014	2014	2013
GROSS PROFIT:

GAAP gross profit	$20,225	$22,046	$26,946

Stock-based compensation expense	50	53	83

Amortization of acquired intangibles	1,095	1,403	1,435

Restructuring and impairment charges	51	12	40

Mark-up on inventory acquired in business combinations sold during the period	-	-	260

Non-GAAP gross profit	$21,421	$23,514	$28,764

OPERATING EXPENSES:

GAAP operating expenses	$28,668	$27,125	$31,046

Stock-based compensation expense	(1,438)	(1,374)	(1,950)

Amortization of acquired intangibles	(346)	(369)	(380)

Restructuring and impairment charges	(1,084)	(942)	(398)

Facility exit legal expenses	(190)	(91)	-

Settlement expenses	(107)	-	-

Non-GAAP operating expenses	$25,503	$24,349	$28,318

INCOME TAX EXPENSE:

GAAP income tax expense	$1,419	$(6,496)	$2,203

Income tax adjustments	(582)	10,292	(1,343)

Non-GAAP income tax expense	$837	$3,796	$860

RESEARCH AND DEVELOPMENT:

GAAP research and development	$17,103	$16,634	$20,204

Stock-based compensation expense	(691)	(660)	(1,090)

Amortization of acquired intangibles	-	(22)	(33)

Non-GAAP research and development	$16,412	$15,952	$19,081

SALES AND MARKETING:

GAAP sales and marketing	$5,450	$4,820	$5,682

Stock-based compensation expense	(240)	(246)	(349)

Amortization of acquired intangibles	(346)	(347)	(347)

Settlement expenses	(107)	-	-

Non-GAAP sales and marketing	$4,757	$4,227	$4,986

GENERAL AND ADMINISTRATIVE:

GAAP general and administrative	$5,031	$4,729	$4,762

Stock-based compensation expense	(507)	(468)	(511)

Facility exit legal expenses	(190)	(91)	-

Non-GAAP general and administrative	$4,334	$4,170	$4,251